Exhibit 10.2

THIRD AMENDED AND RESTATED TEMPUS LABS, INC.

2015 STOCK PLAN

1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 Establishment. The Tempus Labs, Inc. 2015 Stock Plan (the “Plan”) was established effective as of September 21, 2015 (the “Effective Date”). The Plan was amended and restated as of September 8, 2017, and further amended and restated as of March 16, 2018 and as of October 16, 2019.

1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Restricted Stock Awards and Restricted Stock Unit Awards.

1.3 Term of Plan. The Plan shall continue in effect until its termination by the Board; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

2. DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Award” means an Option, Restricted Stock Purchase Right, Restricted Stock Bonus or Restricted Stock Unit Award granted under the Plan.

(b) “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(c) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(d) “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(e) “Change in Control” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the occurrence of any one or a combination of the following:

(i) an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(v)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(ii) a date specified by the Board following approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsection (i) of this Section 2.1(e) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall determine whether multiple events described in subsections (i) and (ii) of this Section 2.1(e) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(g) “Committee” means the compensation committee or other committee or subcommittee of the Board duly appointed to administer the Plan and having such powers as specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(h) “Company” means Tempus Labs, Inc., a Delaware corporation, and any successor thereto.

(i) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

(j) “Director” means a member of the Board.

(k) “Disability” means the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Participating Company Group because of the sickness or injury of the Participant.

(l) “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Board or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(m) “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) If, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(ii) If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(p) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(q) “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(r) “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(s) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(t) “Officer” means any person designated by the Board as an officer of the Company.

(u) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(v) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(w) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(x) “Participant” means any eligible person who has been granted one or more Awards.

(y) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(z) “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(aa) “Restricted Stock Award” means an Award in the form of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(bb) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 7.

(cc) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 7.

(dd) “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 8 to receive on a future date or event a share of Stock or cash in lieu thereof, as determined by the Board.

(ee) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(ff) “Section 409A” means Section 409A of the Code.

(gg) “Securities Act” means the Securities Act of 1933, as amended.

(hh) “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Board, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Board, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a

Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(ii) “Stock” means the non-voting common stock of the Company, as adjusted from time to time in accordance with Section 4.3.

(jj) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(kk) “Ten Percent Stockholder” means a person who, at the time an Award is granted to such person, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

(ll) “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(mm) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. ADMINISTRATION.

3.1 Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Board, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3 Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b) to determine the type of Award granted;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the time of expiration of any Award, (vi) the effect of any Participant’s termination of Service on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h) to reprice or otherwise adjust the exercise price of any Option, or to grant in substitution for any Option a new Award covering the same or different number of shares of Stock;

(i) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(j) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards; and

(k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.4 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.5 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. SHARES SUBJECT TO PLAN.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 12,615,750 and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

4.2 Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s exercise or purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such shares are withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 11.2. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net Exercise, the number of shares available for issuance under the Plan shall be reduced by the net number of shares issued upon the exercise of the Option.

4.3 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the ISO Share Limit set forth in Section 5.3(a), and in the exercise or purchase price per share under any outstanding Awards in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

4.4 Assumption or Substitution of Awards. The Board may, without affecting the number of shares of Stock available pursuant to Section 4.1, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

5. ELIGIBILITY, PARTICIPATION AND OPTION LIMITATIONS.

5.1 Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.

5.2 Participation in the Plan. Awards are granted solely at the discretion of the Board. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3 Incentive Stock Option Limitations.

(a) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to Section 4.1 and adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 12,615,750 shares (the “ISO Share Limit”). The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2 and 4.3.

(b) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(c) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares issued pursuant to each such portion shall be separately identified.

6. STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Stockholder shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price less than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code, as applicable.

6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Stockholder shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) if permitted by the Company and subject to the limitations contained in Section 6.3(b), by means of (1) a Stock Tender Exercise, (2) a Cashless Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Board may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii) Cashless Exercise. A Cashless Exercise shall be permitted only upon the class of shares subject to the Option becoming publicly traded in an established securities market. A “Cashless Exercise” means the delivery of a properly executed exercise notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(iii) Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4 Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless a longer exercise period is provided by the Board, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

(i) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer or shorter period (but not less than six (6) months) provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months (or such longer or shorter period (but not less than six (6) months) provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within thirty (30) days (or such longer period provided by the Board) after the Participant’s termination of Service.

(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service.

(iv) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer or shorter period (but not less than thirty (30) days) provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 12 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution; provided, however, that to the extent permitted by the Board, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in Rule 701 under the Securities Act and the General Instructions to Form S-8 Registration Statement under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option. Notwithstanding the foregoing, for so long as the Company is relying on the exemption provided by Rule 12h-1(f) under the Exchange Act, no Option or, prior to its exercise, the shares to be issued upon the exercise of the Option, shall be transferred except in compliance with the restrictions on transfer under Rule 12h-1(f) (including the requirement under such rule that any permitted transferee may not further transfer the Option) or be made subject to any short position, “put equivalent position” or “call equivalent position” by the Participant, as such terms are defined in Rule 16a-1 of the Exchange Act.

7. RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Board shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1 Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Board shall determine, including, without limitation, upon the attainment of one or more performance goals.

7.2 Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Board in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

7.3 Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Board, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

7.4 Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

7.5 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, as shall be established by the Board and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 7.8. The Board, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

7.6 Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 7.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if so determined by the Board and provided by the Award Agreement, such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

7.7 Effect of Termination of Service. Unless otherwise provided by the Board in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

7.8 Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

8. RESTRICTED STOCK UNITS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Board shall establish. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1 Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Board shall determine, including, without limitation, upon the attainment of one or more performance goals established by the Board.

8.2 Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

8.3 Vesting. Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria as shall be established by the Board and set forth in the Award Agreement evidencing such Award. The Board, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the last day of the calendar year in which the original vesting date occurred.

8.4 Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Board, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Board. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such cash amount or additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

8.5 Effect of Termination of Service. Unless otherwise provided by the Board and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

8.6 Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Board in compliance with Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 8.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Board, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Board, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

8.7 Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. For so long as the Company is relying on an order of the Securities and Exchange Commission (the “SEC”) under Section 12(h) of the Exchange Act or a no-action position of the Staff of the SEC relieving the Company from registration under Section 12(g) of the Exchange Act of the Units and the shares of Stock subject thereto, no Restricted Stock Unit Award, or prior to its settlement, shares of Stock underlying such Award, shall be transferred except in compliance with the restrictions on transfer under Rule 12h-1(f) under the Exchange Act that would apply were the Restricted Stock Units subject to such rule (including the requirement under such rule that any permitted transferee may not further transfer the securities) or be made subject to any short position, “put equivalent position” or “call equivalent position” by the Participant, as such terms are defined in Rule 16a-1 under the Exchange Act. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9. STANDARD FORMS OF AWARD AGREEMENTS.

9.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Board and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

9.2 Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

10. CHANGE IN CONTROL.

10.1 Effect of Change in Control on Awards. Subject to the requirements and limitations of Section 409A, if applicable, the Board may provide for any one or more of the following:

(a) Accelerated Vesting. In its discretion, the Board may provide in the grant of any Award or at any other time may take action it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following the Change in Control, and to such extent as the Board determines.

(b) Assumption, Continuation or Substitution of Awards. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock. For purposes of this Section, if so determined by the Board, in its discretion, an Award or any portion thereof shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to such portion of the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, solely common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in

Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement.

(c) Cash-Out of Outstanding Awards. The Board may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Board) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable amount of future payment of such consideration. In the event such determination is made by the Board, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

10.2 Federal Excise Tax Under Section 4999 of the Code.

(a) Excess Parachute Payment. If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b) Determination by Tax Firm. To aid the Participant in making any election called for under Section 10.2(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 10.2(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm may charge in connection with its services contemplated by this Section.

11. TAX WITHHOLDING.

11.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

11.2 Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise, vesting or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to the Participating Company in cash.

12. COMPLIANCE WITH SECTION 409A.

12.1 In General. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A, as determined by the Company in good faith, to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B) of the Code. It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with any Award that may result in deferred compensation within the meaning of Section 409A shall comply in all respects with the applicable requirements of Section 409A.

12.2 Certain Limitations. With respect to any Award that is subject to Section 409A, the following shall apply, as applicable:

(a) Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent required to avoid tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan on account of, and during the six (6) month period immediately following, the Participant’s termination of Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier).

(b) Neither any Participant nor the Company shall take any action to accelerate or delay the payment of any amount or benefits under an Award in any manner which would not be in compliance with Section 409A.

(c) Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent that any amount constituting deferred compensation subject to Section 409A would become payable under the Plan by reason of a Change in Control, such amount shall become payable only if the event constituting the Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes deferred compensation subject to Section 409A and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 10.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule, an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(d) Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Board, and without the consent of the holder of the Award, in such manner as the Board determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A.

(e) Notwithstanding the foregoing, neither the Company nor the Board shall have any obligation to take any action to prevent the assessment of any tax or penalty on any Participant under Section 409A, and neither the Company nor the Board will have any liability to any Participant for such tax or penalty.

13. COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. Except as otherwise determined by the Board, the Company intends that securities issued pursuant to the Plan be exempt from requirements of registration and qualification of such securities pursuant to the exemptions afforded by Rule 701 promulgated under the Securities Act and any other applicable exemptions, and the Plan shall be so construed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

14. AMENDMENT OR TERMINATION OF PLAN.

The Board may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.2 and 4.3), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Board. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Board may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

15. MISCELLANEOUS PROVISIONS.

15.1 Restrictions on Transfer of Shares.

(a) Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

(b) Notwithstanding the provisions of any Award Agreement to the contrary, at any time prior to the date on which the Stock is listed on a national securities exchange (as such term is used in the Exchange Act) or is traded on the over-the-counter market and prices therefore are published daily on business days in a recognized financial journal, the Board may prohibit any Participant who acquires shares of Stock pursuant to the Plan or any transferee of such Participant from selling, transferring, assigning, pledging, or otherwise disposing of or encumbering any such shares (each, a “Transfer”) without the prior written consent of the Board. The Board may withhold consent to any Transfer for any reason, including without limitation any Transfer (i) to any individual or entity identified by the Company as a potential competitor or considered by the Company to be unfriendly, or (ii) if such Transfer increases the risk of the Company having a class of security held of record by such number of persons as would require the Company to register any class of securities under the Exchange Act; or (iii) if such Transfer would result in the loss of any federal or state securities law exemption relied upon by the Company in connection with the initial issuance of such shares or the issuance of any other securities; or (iv) if such Transfer is facilitated in any manner by any public posting, message board, trading portal, Internet site, or similar method of communication, including without limitation any trading portal or Internet site intended to facilitate secondary transfers of securities; or (v) if such Transfer is to be effected in a brokered transaction; or (vi) if such Transfer would be of less than all of the shares of Stock then held by the stockholder and its affiliates or is to be made to more than a single transferee.

15.2 Forfeiture Events. The Board may determine that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause, any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws.

15.3 Provision of Information. At least annually, copies of the Company’s balance sheet and income statement for the just completed fiscal year shall be made available to each Participant and purchaser of shares of Stock upon the exercise of an Award; provided, however, that this requirement shall not apply if all offers and sales of securities pursuant to the Plan comply with all applicable conditions of Rule 701 under the Securities Act. The Company shall not be required to provide such information to key persons whose duties in connection with the Company assure them access to equivalent information. The Company shall deliver to each Participant such disclosures as are required in accordance with Rule 701 under the Securities Act. Notwithstanding the foregoing, at any time the Company is relying on the exemption provided by Rule 12h-1(f) under the Exchange Act, the Company shall provide to the applicable Participants the information described in Securities Act Rules 701(e)(3), (4) and (5) by a method allowed under Rule 12h-1(f)(1)(vi) and in accordance with the requirements of Rule 12h-1(f)(1)(vi), provided that the Participant agrees to keep the information confidential until the Company becomes subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

15.4 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

15.5 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.3 or another provision of the Plan.

15.6 Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

15.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

15.8 Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefits.

15.9 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

15.10 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

15.11 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Board or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

15.12 Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

15.13 Stockholder Approval. The Plan or any increase in the maximum aggregate number of shares of Stock issuable thereunder as provided in Section 4.1 (the “Authorized Shares”) shall be approved by a majority of the outstanding securities of the Company entitled to vote by the later of (a) a period beginning twelve (12) months before and ending twelve (12) months after the date of adoption thereof by the Board or (b) the first issuance of any security pursuant to the Plan in the State of California (within the meaning of Section 25008 of the California Corporations Code). Awards granted prior to security holder approval of the Plan or in excess of the Authorized Shares previously approved by the security holders shall become exercisable no earlier than the date of security holder approval of the Plan or such increase in the Authorized Shares, as the case may be, and such Awards shall be rescinded if such security holder approval is not received in the manner described in the preceding sentence.

PLAN HISTORY

September 21, 2015	Board adopts Plan, with an initial reserve of 7,500,000 shares.

September 21, 2015	Stockholders of the Company approve Plan.

September 8, 2017	Board adopts the amended and restated Plan and Stockholders of the Company approve the amendment and restatement of Plan for a new reserve of 10,415,750 shares.

March 16, 2018	Board adopts the amended and restated Plan and Stockholders of the Company approve the amendment and restatement of Plan for a new reserve of 12,615,750 shares.

October 16, 2019	Board adopts the amended and restated Plan and Stockholders of the Company approve the amendment and restatement of Plan for a new reserve of 14,115,750 shares.

June 24, 2020	Board adopts the amended and restated Plan and Stockholders of the Company approve the amendment of Plan for a new reserve of 20,115,750 shares.

November 16, 2020	Board adopts the amended and restated Plan and Stockholders of the Company approve the amendment of Plan for a new reserve of 22,115,750 shares.

February 1, 2022	Board adopts the amended and restated Plan and Stockholders of the Company approve the amendment of Plan for a new reserve of 25,115,750 shares.

May 19, 2023	Board adopts the amended and restated Plan and Stockholders of the Company approve the amendment of Plan for a new reserve of 28,115,750 shares.

May 17, 2024	Board adopts the amended and restated Plan and Stockholders of the Company approve the amendment of Plan for a new reserve of 14,115,750 shares.

Board adopts the amended and restated Plan and Stockholders of the Company approve the amendment to the fair market value of any shares of stock withheld or tendered to satisfy tax withholding obligations to not exceed maximum statutory withholding rates.

APPENDIX A

TO THIRD AMENDED AND RESTATED TEMPUS LABS, INC.

2015 STOCK PLAN

Provisions For California Residents

With respect to Awards granted to California residents prior to a public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended, and only to the extent required by applicable law, the following provisions shall apply notwithstanding anything in the Plan or an Award Agreement to the contrary:

1. With respect to any Award granted in the form of a stock option pursuant to Section 6 of the Plan:

(a) The exercise period shall be no more than 120 months from the date the Option is granted.

(b) The Options shall be non-transferable other than by will, by the laws of descent and distribution, or, if and to the extent permitted under the Award Agreement, to a revocable trust or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).

(c) Unless Service is terminated for “cause” as defined by applicable law, the terms of the Plan or Award Agreement, or a contract of employment or other service, the right to exercise the Option in the event of termination of Service, to the extent that the Award recipient is entitled to exercise on the date employment terminates, will continue until the earlier of the Option expiration date, or:

(1) At least 6 months from the date of termination if termination was caused by death or Disability.

(2) At least 30 days from the date of termination if termination was caused by other than death or Disability.

2. With respect to an Award, granted pursuant to of Section 7 the Plan, that provides the Award recipient the right to purchase stock, the Award shall be non-transferable other than by will, by the laws of descent and distribution, or, if and to the extent permitted under the Award Agreement, to a revocable trust or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).

3. The Plan shall have a termination date of not more than 10 years from the date the Plan is adopted by the Board or the date the Plan is approved by the security holders, whichever is earlier.

4. Security holders representing a majority of the Company’s outstanding securities entitled to vote must approve the Plan by the later of (a) 12 months after the date the Plan is adopted or (b) 12 months after the granting of any Award to a resident of California. Any Option exercised or any securities purchased before security holder approval is obtained must be rescinded if security holder approval is not obtained within the period described in the preceding sentence. Such securities shall not be counted in determining whether such approval is obtained.

5. The Company will provide financial statements to each Award recipient annually during the period such individual has Awards outstanding, or as otherwise required under section 260.140.46 of Title 10 of the California Code of Regulations. Notwithstanding the foregoing, the Company will not be required to provide such financial statements to Award recipients when the Plan complies with all conditions of Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701); provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

6. The Plan is intended to comply with section 25102(o) of the California Corporations Code. Any provision of this Plan which is inconsistent with section 25102(o), including without limitation any provision of this Plan that is more restrictive than would be permitted by section 25102(o) as amended from time to time, shall, without further act or amendment by the Board, be reformed to comply with the provisions of section 25102(o). If at any time the Board determines that the delivery of Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal or state securities laws, the right to exercise an Award or receive shares of Stock pursuant to an Award shall be suspended until the Board determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Stock under federal or state laws.

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

-iii-

AMENDMENT TO

THIRD AMENDED AND RESTATED

TEMPUS LABS, INC.

2015 STOCK PLAN

This Amendment (this “Amendment”) to the Third Amended and Restated Tempus Labs, Inc. 2015 Stock Plan (as amended, the “Plan”) was adopted by the Board of Directors (the “Board”) of Tempus Labs, Inc. (the “Company”) on June 24, 2020, subject to approval by the Company’s stockholders.

WHEREAS, the Company maintains the Plan;

WHEREAS, pursuant to Section 14 of the Plan, the Board may amend the Plan at any time, subject to approval by the Company’s stockholders in accordance with Section 15.13 of the Plan;

WHEREAS, the Board deems it to be in the best interests of the Company and its stockholders to amend the Plan in order to increase the aggregate number of authorized shares that may be issued pursuant to Section 4.1 of the Plan; and

WHEREAS, the Board reviewed, and adopted, this Amendment June 24, 2020, subject to approval by the Company’s stockholders in accordance with Section 15.13 of the Plan.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan, subject to, and effective as of the date of, the approval of this Amendment by the Company’s stockholders:

1.

Section 4.1 of the Plan is amended by replacing the reference to “14,115,750” with “20,115,750” in order to reflect an increase in the aggregate number of authorized shares that may be issued pursuant to Section 4.1 of the Plan.

2.	All other terms and conditions of the Plan not otherwise amended or modified by this Amendment, either expressly or by necessary implication, shall remain in full force and effect.

***

AMENDMENT TO

THIRD AMENDED AND RESTATED

TEMPUS LABS, INC.

2015 STOCK PLAN

This Amendment (this “Amendment”) to the Third Amended and Restated Tempus Labs, Inc. 2015 Stock Plan (as amended, the “Plan”) was adopted by the Board of Directors (the “Board”) of Tempus Labs, Inc. (the “Company”) on November 16, 2020, subject to approval by the Company’s stockholders.

WHEREAS, the Company maintains the Plan;

WHEREAS, pursuant to Section 14 of the Plan, the Board may amend the Plan at any time, subject to approval by the Company’s stockholders in accordance with Section 15.13 of the Plan;

WHEREAS, the Board deems it to be in the best interests of the Company and its stockholders to amend the Plan in order to increase the aggregate number of authorized shares that may be issued pursuant to Section 4.1 of the Plan; and

WHEREAS, the Board reviewed, and adopted, this Amendment on November 16, 2020, subject to approval by the Company’s stockholders in accordance with Section 15.13 of the Plan.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan, subject to, and effective as of the date of, the approval of this Amendment by the Company’s stockholders:

1.

Section 4.1 of the Plan is amended by replacing the reference to “20,115,750” with “22,115,750” in order to reflect an increase in the aggregate number of authorized shares that may be issued pursuant to Section 4.1 of the Plan.

2.	All other terms and conditions of the Plan not otherwise amended or modified by this Amendment, either expressly or by necessary implication, shall remain in full force and effect.

***

AMENDMENT TO

THIRD AMENDED AND RESTATED

TEMPUS LABS, INC.

2015 STOCK PLAN

This Amendment (this “Amendment”) to the Third Amended and Restated Tempus Labs, Inc. 2015 Stock Plan (as amended, the “Plan”) was adopted by the Board of Directors (the “Board”) of Tempus Labs, Inc. (the “Company”) on April 27, 2021, subject to approval by the Company’s stockholders.

WHEREAS, the Company maintains the Plan;

WHEREAS, pursuant to Section 14 of the Plan, the Board may amend the Plan at any time;

WHEREAS, the Board deems it to be in the best interests of the Company and its stockholders to amend the Plan in order to permit the grant of awards to be made under the Plan to participants outside of the United States; and

WHEREAS, the Board has reviewed, and adopted, this Amendment, effective as of April 27, 2021.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan, effective as of April 27, 2021:

1.	The following paragraph is hereby added to the Plan as a new Section 3.6:

“3.6 Non-United States Participants. Without amending the Plan, the Board may grant Awards to Employees, Consultants and Directors residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any Award Agreement or plan, adopted by the Company or any Subsidiary Corporation to comply with, or take advantage of favorable tax or other treatment available wider, the laws of any non-United States jurisdiction, as may in the judgment of the Board be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Board may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiary Corporations operates or has employees.”

2.	All other terms and conditions of the Plan not otherwise amended or modified by this Amendment, either expressly or by necessary implication, shall remain in full force and effect.

***

AMENDMENT TO

THIRD AMENDED AND RESTATED

TEMPUS LABS, INC.

2015 STOCK PLAN

This Amendment (this “Amendment”) to the Third Amended and Restated Tempus Labs, Inc. 2015 Stock Plan (as amended, the “Plan”) was adopted by the Board of Directors (the “Board”) of Tempus Labs, Inc. (the “Company”) on January 27, 2022, subject to approval by the Company’s stockholders.

WHEREAS, the Company maintains the Plan;

WHEREAS, pursuant to Section 14 of the Plan, the Board may amend the Plan at any time, subject to approval by the Company’s stockholders in accordance with Section 15.13 of the Plan;

WHEREAS, the Board deems it to be in the best interests of the Company and its stockholders to amend the Plan in order to increase the aggregate number of authorized shares that may be issued pursuant to Section 4.1 of the Plan; and

WHEREAS, the Board reviewed, and adopted, this Amendment on January 27, 2022, subject to approval by the Company’s stockholders in accordance with Section 15.13 of the Plan.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan, subject to, and effective as of the date of, the approval of this Amendment by the Company’s stockholders:

1.

Section 4.1 of the Plan is amended by replacing the reference to “22,115,750” with “25,115,750” in order to reflect an increase in the aggregate number of authorized shares that may be issued pursuant to Section 4.1 of the Plan.

2.	All other terms and conditions of the Plan not otherwise amended or modified by this Amendment, either expressly or by necessary implication, shall remain in full force and effect.

***

SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED

TEMPUS LABS, INC.

2015 STOCK PLAN

This Second Amendment (this “Second Amendment”) to the Third Amended and Restated Tempus Labs, Inc. 2015 Stock Plan (as amended, the “Plan”) was adopted by the Board of Directors (the “Board”) of Tempus Labs, Inc. (the “Company”) on April 18, 2023, subject to approval by the Company’s stockholders.

WHEREAS, the Company maintains the Plan;

WHEREAS, pursuant to Section 14 of the Plan, the Board may amend the Plan at any time, subject to approval by the Company’s stockholders in accordance with Section 15.13 of the Plan;

WHEREAS, the Board deems it to be in the best interests of the Company and its stockholders to amend the Plan in order to increase the aggregate number of authorized shares that may be issued pursuant to Section 4.1 of the Plan; and

WHEREAS, the Board reviewed, and adopted, this Amendment on April 18, 2023, subject to approval by the Company’s stockholders in accordance with Section 15.13 of the Plan.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan, subject to, and effective as of the date of, the approval of this Amendment by the Company’s stockholders:

1.

Section 4.1 of the Plan is amended by replacing the reference to “25,115,750” with “28,115,750” in order to reflect an increase in the aggregate number of authorized shares that may be issued pursuant to Section 4.1 of the Plan.

2.	All other terms and conditions of the Plan not otherwise amended or modified by this Amendment, either expressly or by necessary implication, shall remain in full force and effect.

***

AMENDMENT TO

THIRD AMENDED AND RESTATED

TEMPUS LABS, INC.

2015 STOCK PLAN

This Amendment (this “Amendment”) to the Third Amended and Restated Tempus Labs, Inc. 2015 Stock Plan (as amended, the “Plan”) was adopted by the Board of Directors (the “Board”) of Tempus Labs, Inc. (the “Company”) on May 17, 2024.

WHEREAS, the Company maintains the Plan;

WHEREAS, pursuant to Section 14 of the Plan, the Board may amend the Plan at any time;

WHEREAS, the Board deems it to be in the best interests of the Company and its stockholders to amend the Plan in order to provide for withholding of Stock (as defined in the Plan) with a value not to exceed the maximum statutory tax withholding rate; and

WHEREAS, the Board has reviewed, and adopted, this Amendment, effective as of May 17, 2024.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan, effective as of May 17, 2024:

1.	The second sentence of Section 11.2 is hereby replaced in its entirety with the following:

“The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable maximum statutory withholding rates.”

2.	All other terms and conditions of the Plan not otherwise amended or modified by this Amendment, either expressly or by necessary implication, shall remain in full force and effect.

***